Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use of our report dated March 1, 2007, with respect to the consolidated balance sheet of PLIVA d.d. (a subsidiary of Barr Pharmaceuticals, Inc.) as of December 31, 2006, and the related consolidated statements of operations, changes in shareholders’ equity, and cash flows for the period from October 25, 2006 through December 31, 2006, incorporated herein by reference.
/s/ KPMG Hungária Kft.
Budapest, Hungary
June 29, 2007